Exhibit 99a

Item 2.  Management's Discussion and Analysis of Results of Operations

A. Results of Operations - Second quarter of 2002 compared with second quarter of 2001.

Overview

     GECC net earnings before accounting changes (discussed in notes 3 and 4 to the condensed, consolidated financial statements) for the second quarter of 2002 were $1,572 million, a $146 million (10%) increase from the second quarter of 2001. Excluding the effect of the prior year goodwill amortization ($116 million after tax), net earnings before accounting changes increased 2% reflecting contributions from acquisitions, productivity and origination growth, which more than offset increased credit losses, $230 million lower after-tax gains from investment securities (including a $110 million after tax impairment on
WorldCom, Inc. bonds), and $82 million after tax of lower gains on securitizations. Contributions from acquired companies to net earnings in the second quarter of 2002 and 2001 included approximately $168 million and $20 million, respectively. Acquisitions are integrated as quickly as possible; only earnings during the first 12 months following the quarter in which the acquisition is completed are considered to be related to acquired companies.

Operating Results

     Total revenues remained flat at $11,675 million for the second quarter of 2002, compared with $11,678 million for the second quarter of 2001. This slight decrease primarily resulted from portfolio losses at GE Financial Assurance (including $167 million ($110 million after tax) of pretax impairment on WorldCom, Inc. bonds), and the absence of a current year counterpart to Americom which was divested in the fourth quarter of 2001, the combination of which were offset by acquisitions.

     Interest expense on borrowings for the second quarter of 2002 was $2,335 million, 7% lower than for the second quarter of 2001. The decrease reflected the effects of lower interest rates, partially offset by the effects of higher average borrowings used to finance acquisitions and asset growth. The average composite interest rate on GECC's borrowings for the second quarter of 2002 was 4.01% compared with 5.37% in the second quarter of 2001.

     Operating and administrative expenses were $2,966 million for the second quarter of 2002, a 6% decrease over the second quarter of 2001. The decrease primarily reflected productivity gains in the GE Insurance and GE Equipment Management segments and a decrease in amortization expense related to goodwill, as in accordance with SFAS 142 GECC ceased amortizing goodwill effective January 1, 2002. These decreases were partially offset by operating and administrative expenses associated with recent acquisitions.

     Cost of goods sold is associated with activities of GECC's computer equipment distribution business. This cost amounted to $822 million for the second quarter of 2002, compared with $866 million for the second quarter of 2001. The decrease primarily reflected volume declines at IT Solutions.

     Insurance losses and policyholder and annuity benefits decreased $123 million to $1,990 million for the second quarter of 2002, compared with the second quarter of 2001. The decrease is primarily a result of reduced premium volume at GE Financial Assurance and favorable development on prior year loss reserves at Mortgage Insurance, partially offset by the effects of business acquisitions.

     Provision for losses on financing receivables were $780 million for the second quarter of 2002 compared with $447 million for the second quarter of 2001. These provisions principally relate to consumer receivables and leases (private-label credit cards, bank credit cards, personal loans and auto loans) as well as commercial receivables (commercial, industrial, and equipment loans and leases), all of which are discussed below under Portfolio Quality. The increase in the provision reflected higher average receivable balances, while the mix of commercial receivables, which historically have lower losses than consumer receivables, increased as a percentage of the total portfolio. The increase also reflected increased reserve requirements in the GE Commercial Finance businesses consistent with economic trends. Future provisions for losses will depend primarily on the size of the portfolio, which is expected to continue to grow, and on associated business and economic conditions.

     Depreciation and amortization of buildings and equipment and equipment on operating leases increased to $882 million for the second quarter of 2002, compared with $791 million for the second quarter of 2001. The increase was principally the result of higher levels of equipment on operating leases, primarily reflecting origination growth and acquisitions, partially offset by the divestiture of Americom.

     Provision for income taxes was $301 million for the second quarter of 2002 (an effective tax rate of 16.1%), compared with $341 million for the second quarter of 2001 (an effective tax rate of 19.3%). The lower effective tax rate primarily reflected the impact of increased low taxed earnings from international operations, and the benefits of a settlement with the Internal Revenue Service ("IRS") resulting from revised IRS regulations, allowing the deductibility of previously realized losses associated with the prior disposition of Kidder Peabody preferred stock that were larger than the prior year tax benefits from restructuring at Penske.

Operating Segments

     Revenues and net earnings before accounting changes of GECC, by reorganized operating segment, for the second quarter ended June 29, 2002 and June 30, 2001 are summarized and discussed below. Second quarter 2002 and 2001 amounts have been reclassified to conform to the new business segments formed as a consequence of the reorganization of the Corporation's businesses as announced by its parent, General Electric Company ("GE") on July 26, 2002 and changes in the amortization of goodwill, effective as of January 1, 2002.


       Consolidated
                                             Second quarter ended
                                      -----------------------------------
(Dollars in millions)                   6/29/02               6/30/01
                                      -------------        --------------
Revenues
GE Commercial Finance                  $     3,825          $      3,210
GE Consumer Finance                          2,344                 2,175
GE Equipment Management                      1,035                 1,047
GE Insurance                                 3,241                 3,651
All Other GECC                               1,230                 1,595
                                      -------------        --------------
     Total revenues                    $    11,675          $     11,678
                                      =============        ==============
Net earnings
GE Commercial Finance                  $       702          $        645
GE Consumer Finance                            449                   401
GE Equipment Management                         66                   171
GE Insurance                                   234                   288
All Other GECC                                 121                    37
                                      -------------        --------------
  Net earnings                               1,572                 1,542
Amortization of goodwill                         -                  (116)
                                      -------------        --------------
     Net Earnings - as reported        $     1,572          $      1,426
                                      =============        ==============

     The above table only includes the results of the portions of the listed GE Businesses and All Other GECC that are included within GECC.

     Following is a discussion of revenue and net earnings from operating segments within GECS (excluding goodwill amortization), including those entities included within GECS but not GECC, with a reconciliation to the GECC-only results. The most significant component of these reconciliations is the exclusion from the GE Insurance segment at GECC of the results of the GECS subsidiary Employers Reinsurance Corporation, which is a direct subsidiary of GE Global Insurance Holdings.

         GE Commercial Finance
                                                               Second quarter ended
                                                           ------------------------------
(Dollars in millions)                                       6/29/02               6/30/01
                                                           -----------        -----------
Revenues
Commercial Equipment Financing                               $  1,170          $     997
Real Estate                                                       557                461
Aviation Services (GECAS)                                         683                589
Structured Finance Group                                          296                275
Commercial Finance                                                554                436
Vendor Financial Services                                         554                487
Other GE Commercial Finance                                        69                  -
                                                           -----------        -----------
     Total revenues                                             3,883              3,245
Less portion of GE Commercial Finance not included in GECC       (58)                (35)
                                                           -----------        -----------
        Total revenues in GECC                               $  3,825          $   3,210
                                                           ===========        ===========

Net earnings
Commercial Equipment Financing                               $    165          $     119
Real Estate                                                       133                123
Aviation Services (GECAS)                                         117                155
Structured Finance Group                                          125                106
Commercial Finance                                                138                 92
Vendor Financial Services                                          74                 62
Other GE Commercial Finance                                       (24)                (1)
                                                           -----------        -----------
     Net earnings                                                 728                656
Less portion of GE Commercial Finance not included in GECC        (26)               (11)
                                                           -----------        -----------
        Net earnings in GECC                                 $    702          $     645
                                                           ===========        ===========

     GE Commercial Finance revenues and net earnings increased 20% and 11%, respectively, in the second quarter of 2002 compared with the second quarter of 2001. The increase in revenues principally reflected acquisitions across all businesses, including revenues associated with Structured Finance Group's equity method investment in SES Global (acquired in the fourth quarter of 2001). The increase in net earnings reflected contributions from acquisitions, including net income associated with Structured Finance Group's equity method investment in SES Global, partially offset by higher credit losses and lower gains. Other GE Commercial Finance includes results of the Healthcare Financial Services business, which was created primarily from assets acquired in the October 2001 acquisition of Heller Financial, Inc. ("Heller").


         GE Consumer Finance
                                                               Second quarter ended
                                                           -----------------------------
(Dollars in millions)                                       6/29/02               6/30/01
                                                           -----------        -----------

Revenues
Global Consumer Finance                                      $  1,501         $  1,370
GE Card Services                                                  962              956
Other GE Consumer Finance                                           -                -
                                                           -----------        ----------
     Total revenues                                             2,463            2,326
Less portion of GE Consumer Finance not included in GECC         (119)            (151)
                                                           -----------        ----------
        Total revenues in GECC                               $  2,344         $  2,175
                                                           ===========        ==========

Net earnings
Global Consumer Finance                                      $    323         $    242
GE Card Services                                                  176              187
Other GE Consumer Finance                                          (1)              (1)
                                                           -----------        ----------
     Net earnings                                                 498              428
Less portion of GE Consumer Finance not included in GECC          (49)             (27)
                                                           -----------        ----------
        Net earnings in GECC                                 $    449         $    401
                                                           ===========        ==========

     GE Consumer Finance revenues increased 6% and net earnings increased 16% compared with the second quarter of 2001. Segment revenues increased principally because of acquisitions; net earnings increased as a result of volume growth, acquisitions and increased productivity, the combination of which more than offset lower securitization gains at GE Card Services.

         GE Equipment Management
                                                               Second quarter ended
                                                           ------------------------------
(Dollars in millions)                                       6/29/02               6/30/01
                                                           -----------        -----------
Revenues
GE Equipment Management revenues                            $   1,050          $   1,061
Less portion of GE Equipment Management not included in
GECC                                                              (15)               (14)
                                                           -----------        -----------
        Total revenues in GECC                              $   1,035          $   1,047
                                                           ===========        ===========

Net earnings
GE Equipment Management net earnings                        $      66          $     171
Less portion of GE Equipment Management not included in
GECC                                                                -                  -
                                                           -----------        -----------
        Net earnings in GECC                                $      66          $     171
                                                           ===========        ===========

     GE Equipment Management revenues and net earnings decreased 1% and 61%, respectively in the second quarter of 2002. The decrease in net earnings is principally attributable to prior year tax benefits from a restructuring at Penske.


       GE Insurance
                                                                Second quarter ended
                                                           -------------------------------
(Dollars in millions)                                       6/29/02               6/30/01
                                                           -----------        -----------

Revenues
GE Financial Assurance                                      $   2,817          $    3,198
Mortgage Insurance                                                256                 270
GE Global Insurance Holdings                                    2,076               2,565
Other GE Insurance                                                114                 146
                                                           -----------        ------------
     Total revenues                                             5,263               6,179
Less portion of GE Insurance not included in GECC              (2,022)             (2,528)
                                                           -----------        ------------
         Total revenues in GECC                             $   3,241          $    3,651
                                                           ===========        ============

Net earnings
GE Financial Assurance                                      $      53          $      149
Mortgage Insurance                                                133                  93
GE Global Insurance Holdings                                     (236)                140
Other GE Insurance                                                 53                  46
                                                           -----------        ------------
     Net earnings                                                   3                 428
Less portion of GE Insurance not included in GECC                 231                (140)
                                                           -----------        ------------
         Net earnings in GECC                               $     234          $      288
                                                           ===========        ============

     GE Insurance revenues decreased 15% in the second quarter of 2002 primarily as a result of reduced premiums, primarily resulting from $325 million of pre-tax adjustments to estimates of prior-year loss events at GE Global Insurance Holdings, reduced net investment gains, including impairment of $167 million pretax ($110 million after tax) of WorldCom, Inc. bonds at GE Financial Assurance, and the planned transition of the restructured Toho insurance policies at GE Financial Assurance. GE Financial Assurance had $42 million remaining exposure to WorldCom, Inc. at June 29, 2002. The primary influence on segment net earnings during the second quarter of 2002 was $350 million of after-tax adjustments (including both reduced revenues and increased costs) to estimates of prior-year loss events at GE Global Insurance Holdings. In addition, comparative earnings were affected by reduced net investment gains, including the impairment of investments at GE Financial Assurance, and lower securitization gains.

       All Other GECC
                                                               Second quarter ended
                                                           ------------------------------
(Dollars in millions)                                       6/29/02               6/30/01
                                                           -----------        -----------

Revenues
IT Solutions                                                $     994          $   1,090
GE Equity                                                         (87)               (21)
Americom                                                            -                118
Other                                                             286                401
                                                           -----------       ------------
     Total revenues                                             1,193              1,588
Less portion of All Other not included in GECC                     37                  7
                                                           -----------       ------------
        Total revenues in GECC                              $   1,230          $   1,595
                                                           ===========       ============
Net earnings
IT Solutions                                                $       7          $      (4)
GE Equity                                                         (85)               (64)
Americom                                                            -                 34
Other                                                             110                (38)
                                                           -----------       ------------
     Net earnings                                                  32                (72)
Less portion of All Other not included in GECC                     89                109
                                                           -----------       ------------

        Net earnings in GECC                                $     121          $      37
                                                           ===========       ============

     All Other GECS includes, pursuant to SFAS 131, GECS activities and businesses that management has chosen not to allocate to one of the four GECS segments.

     The following comments relate to the table above:

     - GE Equity -- GE Equity manages equity investments in early-stage, early growth, pre-IPO companies. GE Equity revenues include income, gains and losses on such investments. During the second quarter of 2002, losses on GE Equity's investments exceeded gains and other investment income, resulting in negative revenues.

     - Other -- Other includes GECS corporate function expenses, liquidating businesses and other non-segment aligned operations, the most significant of which were Auto Financial Services (AFS), Mortgage Services, and GE Auto and Home. The decrease in revenues in the second quarter of 2002 primarily relates to Auto Financial Services, which stopped accepting new business in 2000. The increase in Other net earnings in the second quarter of 2002 reflects a tax settlement with the IRS resulting from revised IRS regulations, allowing the deductibility of previously realized losses associated with the prior disposition of Kidder Peabody preferred stock, and the recovery of state tax benefits. Corporate expenses were also lower in the second quarter of 2002.

B.   Results of Operations - First half of 2002 compared with first half of 2001

Overview

     GECC net earnings before accounting changes (discussed in notes 3 and 4 to the condensed, consolidated financial statements) for the first six months of 2002 were $3,177 million, a $411 million (15%) increase from the first six months of 2001. Excluding the effect of the prior year goodwill amortization ($235 million after tax), net earnings before accounting changes increased 6%, reflecting contributions from acquisitions, productivity and origination growth, as well as, lower taxes, the combination of which was partially offset by increased credit losses, $312 million lower after tax gains from investment securities (including $110 million after tax impairment on WorldCom, Inc. bonds) and $109 million after tax of lower gains on securitizations. Contributions from acquired companies to net earnings in the first six months of 2002 and 2001 included approximately $317 million and $37 million, respectively. Acquisitions are integrated as quickly as possible; only earnings during the first 12 months following the quarter in which the acquisition is completed are considered to be related to acquired companies.

Operating Results

     Total revenues decreased $676 million (3%) to $23,080 million for the first six months of 2002, compared with $23,756 million for the first six months of 2001. This decrease primarily resulted from reduced market interest rates, volume decreases at IT Solutions, the absence of revenues from Americom which was divested in the fourth quarter of 2001, lower securitization gains, and portfolio losses at GE Financial Assurance (including $167 million ($110 million after tax) of pretax impairments on WorldCom, Inc. bonds), the combination of which were partially offset by acquisitions.

     Interest expense on borrowings for the first six months of 2002 was $4,511 million, 14% lower than for the first six months of 2001. The decrease reflected the effects of lower interest rates, partially offset by the effects of higher average borrowings used to finance acquisitions and asset growth. The average composite interest rate on GECC's borrowings for the first six months of 2002 was 4.02% compared with 5.59% in the first six months of 2001.

     Operating and administrative expenses were $6,033 million for the first six months of 2002, an 8% decrease over the first six months of 2001. The decrease primarily reflected productivity gains in the GE Insurance, GE Consumer Finance and GE Equipment Management segments and a decrease in amortization expense related to goodwill, as in accordance with SFAS 142 GECC ceased amortizing goodwill effective January 1, 2002. These decreases were partially offset by operating and administrative expenses associated with recent acquisitions.

     Cost of goods sold is associated with activities of GECC's computer equipment distribution business. This cost amounted to $1,564 million for the first six months of 2002, compared with $1,827 million for the first six months of 2001. The decrease primarily reflected volume declines at IT Solutions.

     Insurance losses and policyholder and annuity benefits decreased $113 million to $3,940 million for the first six months of 2002, compared with the first six months of 2001. The decrease is primarily a result of reduced premium volume at GE Financial Assurance and favorable development on prior year loss reserves at Mortgage Insurance, partially offset by the effects of business acquisitions.

     Provision for losses on financing receivables were $1,410 million for the first six months of 2002 compared with $907 million for the first six months of 2001. These provisions principally relate to consumer receivables and leases (private-label credit cards, bank credit cards, personal loans and auto loans) as well as commercial receivables (commercial, industrial, and equipment loans and leases), all of which are discussed below under Portfolio Quality. The increase in the provision reflected higher average receivable balances, while the mix of commercial receivables, which historically have lower losses than consumer receivables, increased as a percentage of the total portfolio. The increase also reflected increased reserve requirements in the GE Commercial Finance businesses consistent with economic trends. Future provisions for losses will depend primarily on the size of the portfolio, which is expected to continue to grow, and on associated business and economic conditions.

     Depreciation and amortization of buildings and equipment and equipment on operating leases increased to $1,704 million for the first six months of 2002, compared with $1,578 million for the first six months of 2001. The increase was principally the result of higher levels of equipment on operating leases, primarily reflecting origination growth and acquisitions.

     Provision for income taxes was $692 million for the first six months of 2002 (an effective tax rate of 17.9%), compared with $743 million for the first six months of 2001 (an effective tax rate of 21.2%). The lower effective tax rate primarily reflected the impact of increased low taxed earnings from international operations, and the benefits of a settlement with the IRS resulting from revised IRS regulations, allowing the deductibility of previously realized losses associated with the prior disposition of Kidder Peabody preferred stock that were larger than the prior year tax benefits from restructuring at Penske.

Operating Segments

     Revenues and net earnings before accounting changes of GECC, by reorganized operating segment, for the first six months of 2002 and 2001 are summarized and discussed below. First half of 2002 and 2001 amounts have been reclassified to conform to the new business segments formed as a consequence of the reorganization of the Corporation's businesses as announced by its parent, General Electric Company ("GE") on July 26, 2002 and changes in the amortization of goodwill, effective as of January 1, 2002.

     Consolidated
                                                                    Six months ended
                                                           -----------------------------------
(Dollars in millions)                                         6/29/02              6/30/01
                                                           --------------       --------------

Revenues
GE Commercial Finance                                       $      7,374          $     6,547
GE Consumer Finance                                                4,612                4,463
GE Equipment Management                                            2,053                2,124
GE Insurance                                                       6,659                7,191
All Other GECC                                                     2,382                3,431
                                                           --------------       --------------
     Total revenues                                         $     23,080          $    23,756
                                                           ==============       ==============
Net earnings
GE Commercial Finance                                       $      1,403          $     1,294
GE Consumer Finance                                                  951                  831
GE Equipment Management                                              140                  256
GE Insurance                                                         559                  570
All Other GECC                                                       124                   50
                                                           --------------       --------------
      Total earnings before accounting changes                     3,177                3,001
Cumulative effect of accounting changes                           (1,015)                (158)
                                                           --------------       --------------
    Net earnings                                                   2,162                2,843
Amortization of goodwill                                               -                 (235)
                                                           --------------       --------------
     Net Earnings - as reported                             $      2,162          $     2,608
                                                           ==============       ==============

     The above table only includes the results of the portions of the listed GE Businesses and All Other GECC that are included within GECC.

     Following is a discussion of revenue and net earnings from operating segments within GECS, including those entities included within GECS but not GECC, with a reconciliation to the GECC-only results, reflecting GECS reorganized segments as announced on July 26, 2002. The most significant component of these reconciliations is the exclusion from the GE Insurance segment at GECC of the results of the GECS subsidiary Employers Reinsurance Corporation, which is a direct subsidiary of GE Global Insurance Holdings.


         GE Commercial Finance
                                                                 Six months ended
                                                           ------------------------------
(Dollars in millions)                                       6/29/02               6/30/01
                                                           -----------        -----------

Revenues
Commercial Equipment Financing                               $  2,251          $   1,953
Real Estate                                                     1,018              1,059
Aviation Services (GECAS)                                       1,251              1,105
Structured Finance Group                                          592                587
Commercial Finance                                              1,164                960
Vendor Financial Services                                       1,089                958
Other GE Commercial Finance                                       113                  -
                                                           -----------        -----------
     Total revenues                                             7,478              6,622
Less portion of GE Commercial Finance not included in GECC       (104)               (75)
                                                           -----------        -----------
        Total revenues in GECC                               $  7,374          $   6,547
                                                           ===========        ===========

Net earnings
Commercial Equipment Financing                               $    333          $     239
Real Estate                                                       295                255
Aviation Services (GECAS)                                         212                285
Structured Finance Group                                          254                212
Commercial Finance                                                245                205
Vendor Financial Services                                         141                119
Other GE Commercial Finance                                       (31)                (2)
                                                           -----------        -----------
     Net earnings                                               1,449              1,313
Less portion of GE Commercial Finance not included in GECC        (46)               (19)
                                                           -----------        -----------
        Net earnings in GECC                                 $  1,403          $   1,294
                                                           ===========        ===========

     GE Commercial Finance revenues and net earnings increased 13% and 10%, respectively, in the first six months of 2002 compared with the first six months of 2001. The increase in segment revenues principally reflected acquisitions across all businesses, including revenues associated with Structured Finance Group's equity method investment in SES Global (acquired in the fourth quarter of 2001), partially offset by decreased market interest rates. Growth in GE Commercial Finance net earnings reflected the results of acquisitions, including net income associated with Structured Finance Group's equity method investment in SES Global, partially offset by higher credit losses and reduced asset gains. Other GE Commercial Finance principally includes the results of the Healthcare Financial Services business, which was created primarily from assets acquired in the October 2001 acquisition of Heller.


         GE Consumer Finance
                                                                 Six months ended
                                                           ------------------------------
(Dollars in millions)                                       6/29/02               6/30/01
                                                           -----------        -----------
Revenues
Global Consumer Finance                                      $  2,971         $    2,688
GE Card Services                                                1,865              2,078
Other GE Consumer Finance                                          (1)                 1
                                                           -----------        -----------
     Total revenues                                             4,835              4,767
Less portion of GE Consumer Finance not included in GECC         (223)              (304)
                                                           -----------        -----------
       Total revenues in GECC                                $  4,612         $    4,463
                                                           ===========        ===========
Net earnings
Global Consumer Finance                                      $    643         $      539
GE Card Services                                                  387                364
Other GE Consumer Finance                                          (2)                (2)
                                                           -----------        -----------
     Net earnings                                               1,028                901
Less portion of GE Consumer Finance not included in GECC          (77)               (70)
                                                           -----------        -----------
       Net earnings in GECC                                  $    951         $      831
                                                           ===========        ===========

     GE Consumer Finance net earnings increased 14% on revenues that were 1% higher compared with the first six months of 2001. Segment revenues were positively affected by acquisitions and volume growth, substantially offset by reduced revenues related to exited businesses and lower securitizations gains at GE Card Services. The increase in GE Consumer Finance net earnings reflects acquisitions and volume growth, the combination of which was partially offset by lower securitization gains at GE Card Services.

          GE Equipment Management
                                                                 Six months ended
                                                           ------------------------------
(Dollars in millions)                                       6/29/02               6/30/01
                                                           -----------        -----------
Revenues
GE Equipment Management revenues                            $   2,081          $   2,153
Less portion of GE Equipment Management not included in
GECC                                                              (28)               (29)
                                                           -----------        -----------
        Total revenues in GECC                             $    2,053         $    2,124
                                                           ===========        ===========

Net earnings
GE Equipment Management net earnings                        $     140          $     256
Less portion of GE Equipment Management not included in
GECC                                                                -                  -
                                                           -----------        -----------
        Net earnings in GECC                               $      140         $      256
                                                           ===========        ===========

     GE Equipment Management revenues decreased 3% and net earnings decreased 45% in the first six months of 2002 compared with the corresponding period in 2001. The decrease in GE Equipment Management revenues principally reflected decreased utilization. The decrease in net earnings principally reflected prior year tax benefits from a restructuring at Penske.

     GE Insurance
                                                                   Six months ended
                                                           -------------------------------
(Dollars in millions)                                       6/29/02               6/30/01
                                                           -----------        -----------
Revenues
GE Financial Assurance                                      $     5,800       $     6,298
Mortgage Insurance                                                  536               579
GE Global Insurance Holdings                                      4,483             5,062
Other GE Insurance                                                  212               228
                                                           -------------     -------------
     Total revenues                                              11,031            12,167
Less portion of GE Insurance not included in GECC                (4,372)           (4,976)
                                                           -------------     -------------
        Total revenues in GECC                              $     6,659       $     7,191
                                                           =============     =============
Net earnings
GE Financial Assurance                                      $       226       $       308
Mortgage Insurance                                                  233               217
GE Global Insurance Holdings                                       (156)              286
Other GE Insurance                                                  107                46
                                                           -------------     -------------
     Net earnings                                                   410               857
Less portion of GE Insurance not included in GECC                   149              (287)
                                                           -------------     -------------
        Net earnings in GECC                                $       559       $       570
                                                           =============     =============

     GE Insurance revenues decreased 9% in the first six months of 2002, primarily as a result of reduced premiums resulting from $325 million of pretax adjustments to estimates of prior-year loss events at GE Global Insurance Holdings, reduced net investment gains, including impairment of $167 million pretax ($110 million after tax) of WorldCom, Inc. bonds at GE Financial
Assurance, and the planned transition of the restructured Toho insurance policies at GE Financial Assurance. GE Financial Assurance had $42 million remaining exposure to WorldCom, Inc. at June 29, 2002. Net earnings decreased 52% in the first six months of 2002, resulting from $385 million of after tax adjustments (including both reduced revenues and increased costs) to estimates of prior-year loss events at GE Global Insurance Holdings, as well as reduced net investment gains, including the losses recognized on the impairment of investments at GE Financial Assurance, and lower securitization gains.


       All Other GECC
                                                                 Six months ended
                                                           ------------------------------
(Dollars in millions)                                       6/29/02               6/30/01
                                                           -----------        -----------
Revenues
IT Solutions                                                $   1,910          $   2,311
GE Equity                                                        (142)              (110)
Americom                                                            -                355
Other                                                             558                857
                                                           -----------       ------------
     Total revenues                                             2,326              3,413
Less portion of All Other not included in GECC                     56                 18
                                                           -----------       ------------
        Total revenues in GECC                              $   2,382          $   3,431
                                                           ===========       ============
Net earnings
IT Solutions                                                $       5          $      (7)
GE Equity                                                        (155)              (181)
Americom                                                            -                125
Other                                                             107               (113)
                                                           -----------       ------------
     Net earnings                                                 (43)              (176)
Less portion of All Other not included in GECC                    167                226
                                                           -----------       ------------
        Net earnings in GECC                                $     124          $      50
                                                           ===========       ============

     All Other GECS includes, pursuant to SFAS 131, GECS activities and businesses that management has chosen not to allocate to one of the four GECS segments.

     The following comments relate to the table above:

     - GE Equity -- GE Equity manages equity investments in early-stage, early growth, pre-IPO companies. GE Equity revenues include income, gains and losses on such investments. During the first six months 2002, losses on GE Equity's investments exceeded gains and other investment income, resulting in negative revenues.

     - Other -- Other includes GECS corporate function expenses, liquidating businesses and other non-segment aligned operations, the most significant of which were Auto Financial Services (AFS), Mortgage Services, and GE Auto and Home. The decrease in Other revenues primarily relates to Auto Financial Services, which stopped accepting new business in 2000. The increase in Other net earnings reflects a tax settlement with the IRS resulting from revised IRS regulations, allowing the deductibility of previously realized losses associated with the prior disposition of Kidder Peabody preferred stock, and the recovery of state tax benefits. Corporate expenses were also lower in the first six months of 2002.

     3. The Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Other Intangible Assets, generally became effective on January 1, 2002. Under SFAS 142, goodwill is no longer amortized but is tested for impairment using a fair value methodology.

     GECC ceased amortizing goodwill effective January 1, 2002. Simultaneously, to maintain a consistent basis for its measurement of performance, management revised previously-reported segment information to correspond to the earnings measurements by which businesses were to be evaluated. In accordance with the requirements of SFAS 131, Reporting Segments of a Business Enterprise, previously reported segment results (presented under the heading Operating
Segments on pages 8 and 14), have been restated to be consistent with 2002 reporting. Goodwill amortization expense for the quarter and six months ended June 30, 2001, was $150 million ($116 million after tax) and $301 million ($235 million after tax), respectively. The effect on earnings of excluding such goodwill amortization from the second quarter and first six months of 2001 follow:

                                                      Second quarter ended                      Six months ended
                                              ------------------------------------   ------------------------------------
(Dollars in millions)                          June 29, 2002      June 30, 2001       June 29, 2002       June 30, 2001
                                              ----------------   -----------------  -----------------    ----------------
Earnings before accounting changes            $       1,572      $         1,426      $        3,177      $         2,766
                                              --------------    -----------------    ----------------    -----------------
Earnings before accounting changes,
   excluding 2001 goodwill amortization       $       1,572      $         1,542      $        3,177      $         3,001
                                              --------------    -----------------    ----------------    -----------------
Net earnings                                  $       1,572      $         1,426      $        2,162      $         2,608
                                              --------------    -----------------    ----------------    -----------------
Net earnings, excluding 2001 goodwill
   amortization                               $       1,572      $         1,542      $        2,162      $         2,843
                                              --------------    -----------------    ----------------    -----------------

     Under SFAS 142, GECC was required to test all existing goodwill for impairment as of January 1, 2002, on a "reporting unit" basis. A reporting unit is the operating segment unless, at businesses one level below that operating segment (the "component" level), discrete financial information is prepared and regularly reviewed by management, in which case such component is the reporting unit.

     A fair value approach is used to test goodwill for impairment. An impairment charge is recognized for the amount, if any, by which the carrying amount of goodwill exceeds its fair value. Fair values were established using discounted cash flows. When available and as appropriate, comparative market multiples were used to corroborate discounted cash flow results.

     The result of testing goodwill of GECC for impairment in accordance with SFAS 142, as of January 1, 2002, was a non-cash charge of $1,204 million ($1,015 million after tax), which is reported in the caption "Cumulative effect of accounting changes". Substantially all of the charge relates to the IT Solutions business and the GE Auto and Home business, a direct subsidiary of GE Financial Assurance. The primary factors resulting in the impairment charge were the difficult economic environment in the information technology sector and heightened price competition in the auto insurance industry. No impairment charge was appropriate under the FASB's previous goodwill impairment standard, which was based on undiscounted cash flows.

                                                    At June 29, 2002                       At December 31, 2001
                                           -----------------------------------     ------------------------------------
                                            Gross Carrying        Accumulated      Gross Carrying        Accumulated
                                                Amount           Amortization          Amount           Amortization
Intangibles Subject to Amortization        -----------------    ---------------    ----------------    ---------------

(Dollars in millions)
Present value of future profits (PVFP)      $        5,481     $        (3,320)    $        5,237      $       (3,204)
Capitalized software                                 1,201                (447)             1,119                (362)
Servicing assets                                     3,941              (3,080)             3,766              (2,627)
All other                                              847                (494)               956                (477)
                                            ---------------     --------------     ---------------     --------------
Total                                       $       11,470     $        (7,341)    $       11,078      $       (6,670)
                                            ===============     ==============     ===============     ==============

     Amortization expense related to intangible assets, excluding goodwill for the second quarter of 2002 and 2001, was $431 million and $367 million, respectively and for the first six months of 2002 and 2001 was $689 million and $591 million, respectively. The estimated percentage of the December 31, 2001 net PVFP balance to be amortized over each of the next five years follows:

                            2002                                 13.3%
                            2003                                 10.6%
                            2004                                  8.9%
                            2005                                  7.4%
                            2006                                  6.2%

     Amortization expense for PVFP in future periods will be affected by acquisitions, realized capital gains/losses or other factors affecting the ultimate amount of gross profits realized from certain lines of business. Similarly, future amortization expense for other intangibles will depend on acquisition activity and other business transactions.

Goodwill

         Goodwill balances follow:
                                  GE
                              Commercial        GE Consumer        GE Equipment                         All Other
(Dollars in millions)           Finance           Finance           Management       GE Insurance         GECC             Total
                             --------------    ---------------    ---------------    -------------    --------------    ------------
Balance,
  December 31, 2001          $    2,596         $   3,770         $    1,160          $   2,053        $  4,895          $  14,474
Acquisitions/Purchase
  Price Accounting
  Adjustments                       857             1,170                 12                400             251              2,690
Transition Impairment
  (Pre-Tax)                           -                 -                  -                  -          (1,204)            (1,204)
All Other                            13               112                 23                120               -                268
                             --------------    ---------------    ---------------    -------------    --------------    ------------
Balance, June 29, 2002       $    3,466         $   5,052          $    1,195         $   2,573       $   3,942          $  16,228
                             ==============    ===============    ===============    =============    ==============    ============

     As previously disclosed, GECC acquired Heller Financial, Inc. (Heller) on October 24, 2001. GECC substantially completed its purchase accounting for Heller during the second quarter of 2002.


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